U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 12, 2011

Date of Report

(Date of Earliest Event Reported)

AMERITRANS CAPITAL CORPORATION

 (Exact name of Registrant as specified in its charter)

Delaware	333-63951	52-2102424
(State or other jurisdiction of incorporation or organiztion)	(Commission File No.)	(I.R.S. Employee I.D. Number)

50 Jericho Quadrangle Jericho, New York 11753
(Address of principal executive offices (Zip Code)

(212) 355-2449

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Stock Purchase Agreement

On April 12, 2011, Ameritrans Capital Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Renova US Holdings Ltd. (the “Purchaser”).  The entry into the Purchase Agreement was unanimously approved by the Company’s Board of Directors.

Pursuant to the Purchase Agreement, the Company agreed to issue and sell to the Purchaser, and the Purchaser agreed to purchase, (i) common stock, par value $0.0001 per share, of the Company (the “Common Stock”) for an aggregate purchase price of $25,000,000 and at the price per share of Common Stock equal to the Applicable Per Share Purchase Price, as defined below (the “Initial Purchased Stock”), at an initial closing (the “Initial Closing”) to be held no later than November 30, 2011 and (ii) additional Common Stock, for an aggregate purchase price initially equal to $35,000,000 (if such investment is made at the Initial Closing) as may be increased (to the extent such investment is made at Subsequent Closings (as defined below)) to up to $40,000,000 in accordance with the terms of the Purchase Agreement at the price per share of Common Stock equal to the Applicable Per Share Purchase Price (the “Additional Purchased Stock” and together with the Initial Purchased Stock, the “Purchased Stock”) at subsequent quarterly closings (each, a “Subsequent Closing”) to be held from time to time between the date of the Initial Closing and the second anniversary of the Initial Closing based on the terms and conditions of the Purchase Agreement.

The per share purchase price of the Purchased Stock will be the greater of (i) $1.80 and (ii) the per share net asset value of the Company, as determined by the Board of Directors of the Company as of a time not more than 48 hours (excluding Sundays and holidays) prior to the Initial Closing or Subsequent Closing, as applicable (the “Applicable Per Share Purchase Price”). Based on a per share purchase price of $1.80, the Purchaser would own approximately 80.3% of the issued and outstanding Common Stock following the Initial Closing and approximately 91.4% of the issued and outstanding Common Stock following the final Subsequent Closing (assuming the maximum $40,000,000 purchase price is paid for the Additional Purchased Stock and no other issuances of Common Stock are made prior to that date other than pursuant to the Purchase Agreement).

Consummation of the Initial Closing is subject to customary closing conditions, including, without limitation, (i) approval by the stockholders of the Company of (A) the issuance of the Initial Purchased Stock and Additional Purchased Stock (the “Stock Issuance”), (B) an amended and restated certificate of incorporation to, among other things, increase the number of shares of capital stock that the Company is authorized to issue (the “Charter Amendment”), and (C) an investment advisory agreement with Ameritrans Capital Management LLC; (ii) delivery of notice of termination of the Investment Management and Advisory Agreement between the Company and Velocity Capital Advisors LLC (“Velocity”), dated December 10, 2009, as amended on June 2, 2010 (the “Velocity Advisory Agreement”); (iii) the accuracy of the representations and warranties made by the Company and the Purchaser in the Purchase Agreement (subject to certain materiality qualifications and cure periods); (iv) the absence of any injunction, court order or law prohibiting or enjoining the Initial Closing; (v) no occurrence of a material adverse effect; and (vi) the approval of the Small Business Administration (the “SBA”) of the indirect change of control of Elk Associates Funding Corporation, a wholly owned subsidiary of the Company (“Elk”).  If the Initial Closing does not occur on or before November 30, 2011, either party may terminate the Purchase Agreement.

The Company has also agreed to reconstitute the Company’s Board of Directors at the Initial Closing by accepting the resignations of four current directors to be determined, increasing the size of the Board of Directors to eleven and appointing certain individuals identified by the Purchaser (as set forth in the Purchase Agreement) to fill the resultant vacant seats.

Consummation of each Subsequent Closing is also subject to certain limited closing conditions, including, without limitation, (i) the representations and warranties of the Company having been accurate as of the date of the Purchase Agreement and the date of the Initial Closing (subject to certain materiality qualifications and the parties’ obligation to use commercially reasonable efforts to cure such condition, and qualified by certain disclosures otherwise made to the Purchaser prior to the Initial Closing); (ii) the absence of any injunction, court order or law prohibiting or enjoining such Subsequent Closing (subject to the parties’ obligation to use commercially reasonable efforts to render permissible the consummation of the purchase and sale of the Purchased Stock); and (iii) Elk having remained in good standing with the SBA,  in substantial compliance with all applicable rules and regulations and eligible to receive leverage commitments under normal requirements and conditions.

The Purchase Agreement contains customary representations and warranties of the Company and the Purchaser made to each other as of specific dates.  The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and the Purchaser and may be subject to important qualifications and limitations including, without limitation, those made in a confidential Disclosure Schedule, agreed to by the Company and the Purchaser in connection with the negotiated terms.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for purposes allocating risk among the Company and the Purchaser rather than establishing matters as facts.

The Purchase Agreement includes customary covenants of the Company and the Purchaser.

The Purchase Agreement also includes termination provisions for both the Company and the Purchaser, including provisions that permit the Company to terminate the Purchase Agreement to enter into a “Superior Proposal” (as defined in the Purchase Agreement).  Under specified circumstances upon termination of the Purchase Agreement, the Company or the Purchaser may be obligated to reimburse the other party for certain expenses incurred by the other in connection with the transaction, up to a maximum of $1,000,000 in the aggregate.  The Purchase Agreement also provides that, in connection with the termination of the Purchase Agreement under specified circumstances, the Company will be required to pay the Purchaser a special termination fee of up to a maximum of $3,000,000 (less any previously paid expense reimbursement fees).

The foregoing description of the Purchase Agreement does not purport to describe all of the terms and provisions thereof and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Senior Secured Note

On April 12, 2011, the Company also entered into an Amendment to Senior Secured Note (the “Note Amendment”) with Ameritrans Holdings LLC (the “Lender”), which amended the Senior Secured Note, dated as of January 19, 2011 (the “Original Note”) by the Company in favor of the Lender.  The Original Note was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 24, 2011.

The Note Amendment amended a provision of the Original Note that prohibited the Company from incurring any indebtedness for borrowed money in excess of $250,000.  Such provision, as modified by the Note Amendment, provides that the Company shall not incur any indebtedness for borrowed money in excess of $250,000 other than indebtedness incurred in the ordinary course of business consistent with past practices for use as working capital in an aggregate principal amount not to exceed $500,000.  All other terms of the Original Note remain in full force and effect.

The foregoing description of the Note Amendment does not purport to describe all of the terms and provisions thereof and is qualified in its entirety by reference to the Note Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02

Termination of a Material Definitive Agreement

Pursuant to the Purchase Agreement, within three (3) business days following the date of the Purchase Agreement, the Company must notify Velocity that the Company is terminating the Velocity Advisory Agreement as of the later to occur of the Initial Closing or the date that is 60 days following the date of such notice.   The Company will not incur any material termination penalty payments as a result of the termination of the Velocity Advisory Agreement.

A description of the material terms of the Velocity Advisory Agreement are set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 30, 2009 under the caption “PROPOSAL NO. 1”, which description is incorporated herein by reference.

 Item 3.02

Unregistered Sales of Equity Securities

The description of the Purchase Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Common Stock to be issued and sold to the Purchaser pursuant to the Purchase Agreement has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be sold in a private transaction pursuant to an exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder based on representations made to the Company by the Purchaser regarding its status as an accredited investor and the absence of any general solicitation in connection with the transaction.

Item 8.01

Other Events

On April 12, 2011, the holders of 1,503,018 shares (the “Shares”) of Common Stock, or approximately 41% of the Company’s outstanding voting stock, entered into a Support Agreement (the “Support Agreement”) with the Purchaser.  Pursuant to the Support Agreement, each stockholder party thereto agreed, among other things, to vote the Shares held by such stockholder in favor of the approval of Stock Issuance, the Charter Amendment and the Advisory Agreement.

On April 13, 2011, the Company issued a press release announcing the execution of the Purchase Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated April 12, 2011, by and between Ameritrans Capital Corporation (“the Company“) and Renova US Holdings Ltd.
10.2	Amendment to Senior Secured Note, dated April 12, 2011, by and between the Company and Ameritrans Holdings LLC
99.1	Press Release, dated April 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

AMERITRANS CAPITAL CORPORATION

By:  /s/ Michael Feinsod

Name:  Michael Feinsod

Title: Chief Executive Officer and President

Dated: April 14, 2011

Exhibit Index

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated April 12, 2011, by and between Ameritrans Capital Corporation (“the Company“) and Renova US Holdings Ltd.
10.2	Amendment to Senior Secured Note, dated April 12, 2011, by and between the Company and Ameritrans Holdings LLC
99.1	Press Release, dated April 13, 2011